Exhibit 99.1

Contact:

Brian Beades

212-810-5596

invrel@blackrock.com

BlackRock Reports Third Quarter Diluted EPS of $1.94

Assets Under Management Rise to $1.3 Trillion at September 30, 2007

New York, October 17, 2007 — BlackRock, Inc. (NYSE:BLK) today reported net income for the third quarter and nine months ended September 30, 2007 of $255.2 million and $672.8 million, respectively. Diluted earnings per share for the third quarter and nine months ended September 30, 2007 were $1.94 and $5.12, compared to $0.28 and $2.29 in comparable periods of 2006. Third quarter 2007 earnings included a one-time expense of $128.1 million associated with the insourcing of certain closed-end fund administration and servicing arrangements with Merrill Lynch and a one-time tax benefit of $51.4 million due to recent tax legislation changes in the United Kingdom and Germany. The net after-tax impact of these two items was a reduction of approximately $0.23 per diluted share. Diluted earnings per share for the third quarter of 2006 included $71.5 million or $0.67 per diluted share of integration charges associated with the closing of the Merrill Lynch Investment Managers (“MLIM”) merger on September 29, 2006.

Third quarter and nine month results for 2007 reflect strong organic growth and market appreciation in assets under management (“AUM”) and solid investment performance which produced $149.4 million of performance fees for the three months ended September 30, 2007. AUM increased $175 billion, or 15.6%, for the nine months ended September 30, 2007, including $107 billion, or 61.1%, attributable to new business.

Adjusted diluted earnings per share1 of $2.29 and $5.67 for the third quarter and nine months ended September 30, 2007 increased approximately 116% and 63%, respectively, from the $1.06 and $3.48 earned in the comparable periods of 2006. Adjusted diluted earnings per share increased $0.49 from the $1.80 earned in the second quarter of 2007 including approximately $0.29 per share associated with an increase in performance fees of $123.7 million.

Operating margin, as adjusted1 was 37.7% for the third quarter 2007 compared with 36.1% for the second quarter 2007 and 36.4% for the first half of 2007. The increase in adjusted margin reflects operating leverage associated with strong revenue growth.

MLIM integration charges for third quarter 2007 were $6.1 million compared to $6.0 million for second quarter 2007. Cumulative MLIM integration costs incurred as of September 30, 2007 totaled $161 million ($142 million in calendar year 2006). Remaining integration costs to be incurred are estimated at $10-$20 million.

[1]	See notes (a), (b) and (c) to the Condensed Consolidated Statements of Income and Supplemental Information in Attachment I on pages 7, 8, 9 and 10.

AUM totaled $1.3 trillion at September 30, 2007, up 6% since second quarter-end and 21% year-over-year. The increase in AUM was driven principally by net new business, which totaled $41.0 billion during the quarter and $124.0 billion over the past twelve months. During the quarter we had net inflows in all asset classes, led by $30.2 billion of net subscriptions in cash management products in response to highly unsettled market conditions. Similarly, flows were positive across all regions, including $31.1 billion and $9.9 billion from U.S. and international clients, respectively. BlackRock Solutions added one new Aladdin mandate during the quarter and has entered into contract negotiations with a number of other prospects. As of October 15, 2007, our new business pipeline consisted of $33.0 billion of wins funded or to be funded, including $22.7 billion in our liquidity products.

“The third quarter featured widespread reassessment of valuations in the credit markets, which led to a significant reduction in liquidity and greater market uncertainty, which in turn caused investors to flock to safe havens,” commented Laurence D. Fink, Chairman and CEO of BlackRock. “The sharp influx in money market funds was coupled with a slowdown in long-dated searches and fundings. We were able to take advantage of our well-diversified product range in offering clients strategies appropriate to the environment. We expect the current shift in investor preferences to be temporary, as investors adjust to the change in market conditions. We do not, however, expect the market dislocations to be easily or quickly resolved, and we remain vigilant in applying the full range of our capabilities on behalf of our asset management and BlackRock Solutions’ clients.

“On September 29th, we celebrated the first anniversary of our merger with MLIM. The power of our combined platform, of creating globally integrated operations and a unified culture, has exceeded our expectations. The support we have received from clients, consultants and distribution partners has been extraordinary, and we are incredibly grateful. Throughout the year, we have worked closely with our retail distribution partners globally to deliver our expanded product range more effectively, driving $27.0 billion of net sales to individual investors worldwide. Similar efforts with consultants and institutional investors have helped fuel $97.0 billion of net new business in long-dated and liquidity products since we closed the MLIM transaction.

“Our strong results would not have been possible without an unwavering focus on investment performance and client service. I am incredibly proud of our employees, who have embraced our combined platform and, through their tireless effort, made it possible to achieve a 12% organic growth rate over the past year while sustaining excellence in client service and throughout our operations. Just after quarter-end, we closed our acquisition of the Quellos fund of funds business, adding approximately $21.9 billion in AUM, and we are already realizing the benefits of that integration as well. I have great confidence that together we can continue to differentiate BlackRock and create lasting value for our clients and shareholders.”

Third Quarter Business Highlights

•

Our business continued to benefit from the breadth of our global distribution capabilities and the well diversified nature of our product offerings. Assets managed for retail and high net worth investors worldwide reached $402.6 billion, up $18.4 billion during the quarter. Net new business totaled $8.1 billion, including $3.8 billion in fixed income, equity and alternative investments. Assets managed for institutional investors also increased during the quarter, as we were awarded net new moneys from a wide range of taxable and tax-exempt investors. AUM for international institutions increased $17.4 billion, including $7.6 billion of net new business, to close the quarter at $320.4 billion. Finally, assets managed for U.S. institutional investors increased $33.6 billion to $576.6 billion, driven in large measure by $25.1 billion of net inflows in cash management products.

•

Fixed income AUM closed the quarter at $509.8 billion, up $17.5 billion since second quarter-end. Net new business evidenced continued allocation of capital to global fixed income, as well as an ongoing shift toward customized solutions. Accordingly, $2.7 billion of outflows in core bond products were offset by $8.3 billion of net inflows in all other strategies, including $4.7 billion in global fixed income and local currency portfolios. Investment performance remained competitive in the face of extreme market volatility, with 57% or more of bond fund assets ranked in the top half of their peer groups for the one-, three- and five-year periods ended September 30, 2007.

•

AUM in equity and balanced products increased $18.3 billion during the quarter to $454.2 billion. Net new business totaled $6.4 billion before giving effect to $3.2 billion of outflows stemming from asset allocation changes by two large clients. Net subscriptions during the quarter were particularly strong in global allocation and balanced strategies, sector funds, and enhanced index/quantitative products. Investment performance was strong across much of the product range, with 73% or more of equity fund assets ranked in the top half of their peer groups for the one-, three- and five-year periods ended September 30, 2007.

•

Cash management AUM totaled $290.7 billion at September 30, 2007, up $30.9 billion versus June 30, 2007. The majority of net inflows came late in the quarter as highly unsettled market conditions and the Federal Reserve discount rate cut caused a sharp reallocation out of enhanced cash and longer-dated strategies and into money market funds industry-wide. BlackRock’s funds, which had been managed conservatively and offered competitive yields, attracted $42.6 billion of net subscriptions, which were partially offset by net outflows of $8.9 billion in securities lending portfolios and $3.5 billion in enhanced cash accounts. Inflows have continued in the face of ongoing market volatility, although we fully expect to experience outflows when conditions stabilize and investors return to more typical asset allocation strategies.

•

AUM in alternative investment products increased $2.8 billion to $44.9 billion at quarter-end. Net new business totaled $2.1 billion, including $1.3 billion in real estate products and more modest inflows in our hedge funds, fund of funds and other alternative products. Immediately following quarter-end, we closed our acquisition of the Quellos fund of funds business. On a pro forma basis, alternative AUM would have been $66.8 billion, including $22.4 billion in hedge fund of funds and $5.1 billion in private equity and real asset fund of funds and co-investment vehicles managed under the BlackRock Alternative Advisors umbrella.

•

BlackRock Solutions added one new Aladdin mandate during the quarter. We were also retained on four new advisory assignments and completed five engagements. The activity in the advisory arena reflects increased demand for our portfolio valuation and risk management capabilities as institutional investors grapple with a loss of price transparency due to credit market conditions. At quarter-end, we were in contract negotiations with respect to a number of additional assignments and we continued to make progress on the integration of our global operating platform.

•

Our pipeline of net new business funded or to be funded totaled $33.0 billion at October 15, 2007, including $22.7 billion in cash management products and $10.3 billion in fixed income, equity and alternative offerings. As a result of market volatility, inflows in cash management products have remained strong, while long-dated funding have slowed. Search activity, however, remains near record levels, and we continue to work closely with our clients to tailor investment and risk management solutions suited to their particular needs. We believe these efforts will continue to support future new business momentum.

Third Quarter Financial Highlights

Third quarter 2007 reflects the impact of the MLIM merger, which closed on September 29, 2006. Given the magnitude of the acquired business, the Company has omitted discussion of most line item variances versus third quarter 2006.

Third quarter 2007 revenues were $1,298.1 million compared to $1,097.0 million in second quarter 2007 and $323.1 million in third quarter 2006. Revenues increased $201.1 million, or 18%, from the second quarter, reflecting higher levels of AUM in all asset classes and a substantial increase in performance fees.

•

Base advisory and administration fees of $1,026.4 million in the third quarter of 2007 increased $75.8 million, or 8%, compared to $950.6 million in the second quarter 2007 primarily due to a $52.5 million or 10% increase in equity and balanced revenue.

•

Performance fees were $149.4 million in third quarter 2007, compared to $25.7 million in second quarter 2007 and $17.8 million in third quarter 2006. Third quarter 2007 performance fees reflect strong investment performance from alternative products particularly, equity and fixed income hedge funds and real estate products.

•

Other revenue, which includes BlackRock Solutions and property management fees, was $90.0 million for third quarter 2007 versus $87.8 million in second quarter 2007 and $46.3 million in third quarter 2006. Third quarter 2007 BlackRock Solutions revenue rose to $47.7 million compared to $46.3 million in second quarter 2007 and $33.8 million in third quarter 2006, an increase of 3% and 41%, respectively.

Third quarter 2007 operating expenses, excluding the one-time insourcing expense of $128.1 million, were $898.2 million, compared to $815.0 million in second quarter 2007 and $294.1 million in third quarter 2006. The $83.2 million, or 10%, increase compared to second quarter 2007 was primarily due to:

•	$91.7 million increase in employee compensation and benefits primarily related to incentives associated with higher performance fees.

•	$7.8 million increase in portfolio administration and servicing costs due to higher levels of AUM.

•	$17.9 million decrease in closed-end fund launch costs due to smaller offerings completed in third quarter 2007 compared to second quarter 2007.

Third quarter 2007 operating income, as adjusted totaled $423.7 million, an increase of $88.0 million or 26%, from the $335.6 million earned in the second quarter of 2007. The increase reflects strong revenue growth including a significant increase in performance fees. In connection with the one-time expense of $128.1 million associated with the insourcing of the closed-end fund administration and servicing arrangements referenced above, the Company terminated arrangements with Merrill Lynch on 40 closed-end funds. The termination of these arrangements, which had original terms of 30-40 years, will result in an operating income benefit of approximately $15 million per year.

Third quarter 2007 non-operating income was $108.7 million, compared to $213.7 million in second quarter 2007. Third quarter 2007 non-operating income is offset by approximately $62.0 million of non-controlling interest compared to $148.5 million in the second quarter 2007. The decrease in non-operating income, net of non-controlling interest, of $18.6 million primarily reflects a decline in net investment gains from investments in private equity, hedge funds and fund of funds products of $20.2 million and $18.9 million, respectively, offset by a $23.3 million increase in net investment gains from real estate products.

Third quarter 2007 income taxes were $63.2 million, compared to $125.0 million in second quarter 2007. Income taxes for the third quarter 2007 reflected an overall effective tax rate of 36% reduced by a one-time tax benefit of $51.4 million associated with tax legislation recently enacted by the United Kingdom and Germany which will reduce corporate income tax rates in those jurisdictions in 2008. Accordingly, BlackRock revalued its deferred tax liabilities attributable to the two jurisdictions. BlackRock will consider these changes, as well as other factors in determining its effective tax rate for 2008; however, currently the Company does not anticipate a significant change to the overall effective tax rate in 2008.

Teleconference and Webcast Information

BlackRock will host a teleconference call for investors and analysts on Wednesday, October 17, 2007, at 9:00 a.m. (Eastern Time) to discuss its third quarter results. Members of the public who are interested in participating in the teleconference should dial, from the United States, (800) 374-0176, or from outside the United States, (706) 679-4634, shortly before 9:00 a.m. and reference the BlackRock Conference Call (ID Number 18265429). A live, listen-only webcast will also be available via the investor relations section of www.blackrock.com.

Both the teleconference and webcast will be available for replay by 1:00 p.m. on Wednesday, October 17, 2007 and ending at midnight on Wednesday, October 24, 2007. To access the replay of the teleconference, callers from the United States should dial (800) 642-1687 and callers from outside the United States should dial (706) 645-9291 and enter the Conference ID Number 18265429. To access the webcast, please visit the investor relations section of www.blackrock.com

Performance Notes

Past performance is no guarantee of future results. Mutual fund performance data is net of fees and expenses and assumes the reinvestment of dividends and capital gains distributions. BlackRock waives certain fees, without which performance would be lower. Investments in mutual funds are neither insured nor guaranteed by the U.S. government. Relative peer group performance is based on quartiles from Lipper Inc. for U.S. funds and Standard & Poor’s for non-U.S. funds. Rankings are based on total returns with dividends and distributions reinvested and do not reflect sales charges. Funds with returns among the top 50% of a peer group of funds with comparable objectives are in the top two quartiles. Some funds have less than one year of performance.

About BlackRock

BlackRock is one of the world’s largest publicly traded investment management firms. As of September 30, 2007, AUM was $1.3 trillion. The firm manages assets on behalf of institutions and individuals worldwide through a variety of equity, fixed income, cash management and alternative investment products. In addition, a growing number of institutional investors use BlackRock Solutions investment system, risk management and financial advisory services. Headquartered in New York City, as of September 30, 2007, the firm has approximately 5,100 employees in 19 countries and a major presence in key global markets, including the U.S., Europe, Asia, Australia and the Middle East. For additional information, please visit the Company's website at www.blackrock.com.

Forward-Looking Statements

This press release, and other statements that BlackRock may make, may contain forward looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to BlackRock’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions.

BlackRock cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and BlackRock assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in BlackRock’s SEC reports and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management; (3) the relative and absolute investment performance of BlackRock’s investment products, including its separately managed accounts; (4) the impact of increased competition; (5) the impact of capital improvement projects; (6) the impact of future acquisitions or divestitures; (7) the unfavorable resolution of legal proceedings; (8) the extent and timing of any share repurchases; (9) the impact, extent and timing of technological changes and the adequacy of intellectual property protection; (10) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to BlackRock, Merrill Lynch or PNC; (11) terrorist activities and international hostilities, which may adversely affect the general economy, domestic and local financial and capital markets, specific industries and BlackRock; (12) the ability to attract and retain highly talented professionals; (13) fluctuations in foreign currency exchange rates, which may adversely affect the value of advisory and administration fees earned by BlackRock; (14) the impact of changes to tax legislation and, generally, the tax position of the Company; (15) BlackRock’s ability to successfully integrate the MLIM and Quellos businesses with its existing business; (16) the ability of BlackRock to effectively manage the former MLIM and Quellos assets along with its historical assets under management; and (17) BlackRock’s success in maintaining the distribution of its products.

BlackRock’s Annual Reports on Form 10-K and BlackRock’s subsequent filings with the SEC, accessible on the SEC’s website at http://www.sec.gov and on BlackRock’s website at http://www.blackrock.com, discuss these factors in more detail and identify additional factors that can affect forward-looking statements. The information contained on our website is not a part of this press release.

# # #

Attachment I

BlackRock, Inc.

Condensed Consolidated Statements of Income and Supplemental Information

(Dollar amounts in thousands, except per share data)

(unaudited)

	Three months ended September 30,		% Change	Three months ended June 30, 2007	% Change	Nine months ended September 30,		% Change
	2007	2006				2007	2006
Revenue
Investment advisory and administration fees	$1,175,812	$274,506	328.3%	$976,330	20.4%	$3,048,068	$938,143	224.9%
Distribution fees	32,310	2,263	NM	32,867	(1.7%)	89,997	7,177	NM
Other revenue	89,957	46,289	94.3%	87,826	2.4%	262,411	134,131	95.6%

Total revenue	1,298,079	323,058	301.8%	1,097,023	18.3%	3,400,476	1,079,451	215.0%

Expenses
Employee compensation and benefits	505,107	198,099	155.0%	413,377	22.2%	1,270,883	566,993	124.1%
Portfolio administration and servicing	138,850	16,382	NM	131,077	5.9%	401,014	48,529	NM
Amortization of deferred sales costs	28,763	1,341	NM	28,713	0.2%	79,034	4,645	NM
General and administration	194,442	75,834	156.4%	210,780	(7.8%)	602,290	227,116	165.2%
Termination of closed-end fund administration and servicing arrangements	128,114	—	NM	—	NM	128,114	—	NM
Amortization of intangible assets	31,085	2,394	NM	31,075	0.0%	93,193	6,451	NM

Total expenses	1,026,361	294,050	249.0%	815,022	25.9%	2,574,528	853,734	201.6%

Operating income	271,718	29,008	NM	282,001	(3.6%)	825,948	225,717	265.9%

Non-operating income
Investment income	118,504	3,931	NM	223,941	(47.1%)	511,162	25,840	NM
Interest expense	(9,815)	(2,022)	385.4%	(10,223)	(4.0%)	(31,023)	(6,021)	415.2%

Total non-operating income	108,689	1,909	NM	213,718	(49.1%)	480,139	19,819	NM

Income before income taxes and non-controlling interest	380,407	30,917	NM	495,719	(23.3%)	1,306,087	245,536	431.9%
Income taxes	63,168	11,108	NM	125,012	(49.5%)	298,086	89,963	231.3%

Income before non-controlling interest	317,239	19,809	NM	370,707	(14.4%)	1,008,001	155,573	NM
Non-controlling interest	62,039	895	NM	148,463	(58.2%)	335,169	2,394	NM

Net income	$255,200	$18,914	NM	$222,244	14.8%	$672,832	$153,179	339.2%

Weighted-average shares outstanding (c)
Basic	128,161,027	64,761,447	97.9%	128,544,894	(0.3%)	128,501,575	64,326,752	99.8%
Diluted	131,316,455	67,477,536	94.6%	131,383,470	(0.1%)	131,534,188	66,903,553	96.6%
Earnings per share (c)
Basic	$1.99	$0.29	NM	$1.73	15.0%	$5.24	$2.38	120.2%
Diluted	$1.94	$0.28	NM	$1.69	14.8%	$5.12	$2.29	123.6%
Dividends paid per share	$0.67	$0.42	59.5%	$0.67	0.0%	$2.01	$1.26	59.5%
Supplemental information:
Operating income, as adjusted (a)	$423,656	$115,266	267.5%	$335,644	26.2%	$1,070,209	$361,653	195.9%
Operating margin, GAAP	20.9%	9.0%	132.2%	25.7%	(18.7%)	24.3%	20.9%	16.3%
Operating margin, as adjusted (a)	37.7%	38.5%	(2.1%)	36.1%	4.4%	36.9%	35.9%	2.8%
Net income, as adjusted (b)	$300,079	$71,519	319.6%	$236,626	26.8%	$745,945	$232,969	220.2%
Diluted earnings per share, as adjusted (b) (c)	$2.29	$1.06	116.0%	$1.80	27.2%	$5.67	$3.48	62.9%

NOTE: Certain prior period information has been reclassified to conform to current period presentation.

NM - Not meaningful

BlackRock, Inc.

Notes to Condensed Consolidated Statements of Income and Supplemental Information

(Unaudited)

(a) BlackRock reports its financial results on a GAAP basis, however management believes that evaluating the Company’s ongoing operating results may not be as useful if investors are limited to reviewing only GAAP financial measures. Management reviews non-GAAP financial measures to assess ongoing operations and, for the reasons described below, considers them to be effective indicators, for both management and investors, of BlackRock’s financial performance over time. BlackRock's management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

Operating margin, as adjusted, equals operating income, as adjusted, divided by revenue used for operating margin measurement, as indicated in the table below. As a result of recent changes in BlackRock’s business, management has altered the way it views its operating margin, as adjusted. As such, the calculation of operating income, as adjusted, and operating margin, as adjusted, were modified in the second quarter 2007 primarily to adjust for costs associated with closed-end fund issuances and amortization of deferred sales costs, as shown below. Revenue used for operating margin, as adjusted, for all periods presented includes affiliated and unaffiliated portfolio administration and servicing costs. Certain prior period non-GAAP data has been reclassified to conform to current period presentation. Computations for all periods are derived from the Company’s condensed consolidated statements of income as follows:

	Three months ended			Nine months ended September 30,
	September 30,		June 30, 2007
	2007	2006		2007	2006
Operating income, GAAP basis	$271,718	$29,008	$282,001	$825,948	$225,717
Non-GAAP adjustments:
Termination of closed-end fund administration and servicing arrangements	128,114	—	—	128,114	—
PNC LTIP funding obligation	13,613	12,045	13,933	39,589	36,068
Merrill Lynch compensation contribution	2,500	—	2,500	7,500	—
MLIM integration costs	6,139	71,456	6,039	19,278	90,580
Quellos integration costs	140	—	—	140	—
Closed-end fund launch costs	1,875	4,933	19,801	34,828	5,464
Closed-end fund launch commissions	264	973	4,297	5,958	1,387
Appreciation (depreciation) related to deferred compensation plans	(707)	(3,149)	7,073	8,854	2,437

Operating income, as adjusted	$423,656	$115,266	$335,644	$1,070,209	$361,653

Revenue, GAAP basis	$1,298,079	$323,058	$1,097,023	$3,400,476	$1,079,451
Non-GAAP adjustments:
Portfolio administration and servicing costs	(138,850)	(16,382)	(131,077)	(401,014)	(48,529)
Amortization of deferred sales costs	(28,763)	(1,341)	(28,713)	(79,034)	(4,645)
Reimbursable property management compensation	(7,218)	(6,219)	(6,664)	(20,525)	(17,696)

Revenue used for operating margin measurement, as adjusted	$1,123,248	$299,116	$930,569	$2,899,903	$1,008,581

Operating margin, GAAP basis	20.9%	9.0%	25.7%	24.3%	20.9%

Operating margin, as adjusted	37.7%	38.5%	36.1%	36.9%	35.9%

BlackRock, Inc.

Notes to Condensed Consolidated Statements of Income and Supplemental Information

(Unaudited)

(continued)

(a) (continued)

Management believes that operating income, as adjusted, and operating margin, as adjusted, are effective indicators of management’s ability to effectively employ BlackRock’s resources. As such, management believes that operating income, as adjusted, and operating margin, as adjusted, provide useful disclosure to investors.

Non-GAAP Operating Income Adjustments:

The expense related to the termination of the closed-end fund administration and servicing arrangements with Merrill Lynch has been excluded from operating income, as adjusted, as the termination of the arrangements is deemed non-recurring by management. The portion of the LTIP expense associated with awards funded through the distribution to participants of shares of BlackRock stock held by PNC and the anticipated Merrill Lynch compensation contribution have been excluded because, exclusive of the impact related to LTIP participants’ put options, these charges do not impact BlackRock’s book value. MLIM and Quellos integration costs consist principally of certain professional fees, rebranding costs and compensation costs related to the integration which were reflected in GAAP net income. Integration costs have been deemed non-recurring by management and have been excluded from operating income, as adjusted, to help ensure the comparability of this information to prior periods. Closed-end fund launch costs and commissions have been excluded from operating income, as adjusted, because such costs can fluctuate considerably and revenues associated with the expenditure of such costs will not fully impact the Company’s results until future periods. As such, management believes that operating margins exclusive of these costs are more representative of the operating performance for the given period. Compensation expense associated with appreciation (depreciation) on assets related to certain BlackRock’s deferred compensation plans has been excluded because investment returns on these assets are reported in non-operating income.

Non- GAAP Revenue Adjustments:

Portfolio administration and servicing costs have been excluded from revenue used for operating margin, as adjusted, because the Company receives offsetting revenue and expense for these services. Amortization of deferred sales costs are excluded from revenue used for operating margin measurement, as adjusted, because such costs offset distribution fee revenue earned by the Company. Reimbursable property management compensation represents compensation and benefits paid to certain BlackRock Realty Advisors, Inc. (“Realty”) personnel. These employees are retained on Realty’s payroll when certain properties are acquired by Realty’s clients. The related compensation and benefits are fully reimbursed by Realty’s clients and have been excluded from revenue used for operating margin, as adjusted, because they bear no economic cost to BlackRock.

BlackRock, Inc.

Notes to Condensed Consolidated Statements of Income and Supplemental Information

(Unaudited)

(continued)

(b) BlackRock reports its financial results on a GAAP basis, however management believes that evaluating the Company’s ongoing operating results may not be as useful if investors are limited to reviewing only GAAP-basis financial measures. Management reviews non-GAAP financial measures to assess ongoing operations and for the reasons described below, considers them to be effective indicators, for both management and investors, of BlackRock’s financial performance over time. BlackRock’s management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

	Three months ended			Nine months ended September 30,
	September 30,		June 30, 2007
	2007	2006		2007	2006
Net income, GAAP basis	$255,200	$18,914	$222,244	$672,832	$153,179
Non-GAAP adjustments, net of tax
Termination of closed-end fund administration and servicing arrangements	81,993	—	—	81,993	—
PNC LTIP funding obligation	8,712	7,588	8,917	25,337	22,723
Merrill Lynch compensation contribution	1,600	—	1,600	4,800	—
MLIM integration costs	3,929	45,017	3,865	12,338	57,067
Quellos integration costs	90	—	—	90	—
Corporate income tax reductions	(51,445)	—	—	(51,445)	—

Net income, as adjusted	$300,079	$71,519	$236,626	$745,945	$232,969

Diluted weighted average shares outstanding (c)	131,316,455	67,477,536	131,383,470	131,534,188	66,903,553

Diluted earnings per share, GAAP basis (c)	$1.94	$0.28	$1.69	$5.12	$2.29

Diluted earnings per share, as adjusted (c)	$2.29	$1.06	$1.80	$5.67	$3.48

Management believes that net income, as adjusted, and diluted earnings per share, as adjusted, are effective measurements of BlackRock’s profitability and financial performance. The termination of the closed-end fund administration and servicing arrangements with Merrill Lynch has been excluded from net income, as adjusted, as the termination of the arrangements is deemed non-recurring by management. The portion of the LTIP expense associated with awards funded through the distribution to participants of shares of BlackRock stock held by PNC and the anticipated Merrill Lynch compensation contribution have been excluded from net income, as adjusted, and diluted earnings per share, as adjusted, because, exclusive of the impact related to LTIP participants’ put options, these charges do not impact BlackRock’s book value. MLIM and Quellos integration costs reflected in GAAP net income have been deemed non-recurring by management and have been excluded from net income, as adjusted, and diluted earnings per share, as adjusted, to help ensure the comparability of this information to prior reporting periods. Integration costs consist principally of compensation costs, professional fees and rebranding costs incurred in conjunction with the integrations. The United Kingdom and Germany, during third quarter 2007, enacted legislation reducing corporate income taxes, effective in April and January of 2008, respectively, which resulted in a revaluation of certain deferred tax liabilities. Currently, BlackRock does not anticipate a significant change to its overall tax rate in 2008. The resulting decrease in income taxes has been excluded from net income, as adjusted, as it is non-recurring and to ensure comparability to prior reporting periods.

(c) Series A non-voting participating preferred stock is considered to be common stock for purposes of earnings per share calculations.

Attachment II

BlackRock, Inc.

Summary of Revenues

(Dollar amounts in thousands)

(unaudited)

	Three months ended September 30,		% Change	Three months ended June 30, 2007	% Change	Nine months ended September 30,		% Change
	2007	2006				2007	2006
Investment advisory and administration fees
Fixed income	$230,373	$125,102	84.1%	$222,506	3.5%	$670,652	$364,751	83.9%
Cash management	128,381	32,110	299.8%	120,859	6.2%	363,152	92,104	294.3%
Equity and balanced	580,302	58,737	NM	527,800	9.9%	1,579,562	168,758	NM
Alternative investment products	87,374	40,740	114.5%	79,445	10.0%	237,184	110,162	115.3%

Investment advisory base fees	1,026,430	256,689	299.9%	950,610	8.0%	2,850,550	735,775	287.4%
Investment advisory performance fees	149,382	17,817	NM	25,720	480.8%	197,518	202,368	(2.4%)

Total investment advisory and administration fees	1,175,812	274,506	328.3%	976,330	20.4%	3,048,068	938,143	224.9%
Distribution fees	32,310	2,263	NM	32,867	(1.7%)	89,997	7,177	NM
BlackRock Solutions	47,683	33,807	41.0%	46,296	3.0%	136,293	102,514	33.0%
Other revenue	42,274	12,482	238.7%	41,530	1.8%	126,118	31,617	298.9%

Total other revenue	89,957	46,289	94.3%	87,826	2.4%	262,411	134,131	95.6%

Total revenue	$1,298,079	$323,058	301.8%	$1,097,023	18.3%	$3,400,476	$1,079,451	215.0%

NM - Not meaningful

NOTE: Certain prior period information has been reclassified to conform to current period presentation.

BlackRock, Inc.

Summary of Non-Operating Income

(Dollar amounts in thousands)

(unaudited)

	Three months ended September 30,		% Change	Three months ended June 30, 2007	% Change	Nine months ended September 30,		% Change
	2007	2006				2007	2006
Total non-operating income	$108,689	$1,909	NM	$213,718	(49.1%)	$480,139	$19,819	NM
Non-controlling interest	(62,039)	(895)	NM	(148,463)	(58.2%)	(335,169)	(2,394)	NM

Total non-operating income, net of non-controlling interest	$46,650	$1,014	NM	$65,255	(28.5%)	$144,970	$17,425	NM

	Three months ended September 30,		% Change	Three months ended June 30, 2007	% Change	Nine months ended September 30,		% Change
	2007	2006				2007	2006
Non-operating income
Interest and dividend income	$20,109	$5,668	254.8%	$13,738	46.4%	$52,204	$16,676	213.0%
Net gain (loss) on investments, net of non-controlling interest
Private equity[1]	12,413	—	NM	32,636	(62.0%)	55,315	—	NM
Real estate	26,915	(69)	NM	3,621	643.3%	29,372	434	NM
Other alternative products	(4,940)	(4,248)	16.3%	13,929	(135.5%)	17,639	2,184	NM
Other investments[2]	1,968	1,685	16.8%	11,554	(83.0%)	21,463	4,152	NM

Total net gain (loss) on investments, net of non-controlling interest	36,356	(2,632)	NM	61,740	(41.1%)	123,789	6,770	NM
Interest expense	(9,815)	(2,022)	385.4%	(10,223)	(4.0%)	(31,023)	(6,021)	415.2%

Total non-operating income, net of non-controlling interest	$46,650	$1,014	NM	$65,255	(28.5%)	$144,970	$17,425	NM

[1]	Includes earnings on BlackRock’s limited partnership investments in private equity funds.

[2]	Includes investments related to equity, fixed income, CDOs, deferred compensation arrangements and BlackRock’s seed capital hedging program.

NM - Not meaningful

Attachment III

BlackRock, Inc.

Assets Under Management

(Dollar amounts in millions)

(unaudited)

Summary

	September 30, 2007	June 30, 2007	September 30,[1] 2006	Variance
				Qtr to Qtr	YOY
Fixed income	$509,750	$492,287	$443,594	4%	15%
Cash management	290,748	259,840	229,416	12%	27%
Equity and balanced	454,162	435,873	358,145	4%	27%
Alternative investment products	44,896	42,086	43,861	7%	2%

Total	$1,299,556	$1,230,086	$1,075,016	6%	21%

Third Quarter Component Changes

	June 30, 2007	Net subscriptions (redemptions)	Acquisitions/ Reclassifications	FX 4	Market appreciation (depreciation)	September 30, 2007
Fixed income	$492,287	$5,592	$0	$2,504	$9,367	$509,750
Cash management	259,840	30,190	—	234	484	290,748
Equity and balanced	435,873	3,194	—	5,204	9,891	454,162
Alternative investment products	42,086	2,066	—	219	525	44,896

Total	$1,230,086	$41,042	$0	$8,161	$20,267	$1,299,556

Year to Date Component Changes

	December 31, 2006	Net subscriptions (redemptions)	Acquisitions/ Reclassifications [2]	FX 4	Market appreciation (depreciation)	September 30, 2007
Fixed income	$448,012	$33,174	$14,037	$3,479	$11,048	$509,750
Cash management	235,768	53,090	—	342	1,548	290,748
Equity and balanced	392,708	12,674	—	8,018	40,762	454,162
Alternative investment products	48,139	7,975	(14,037)	387	2,432	44,896

Total	$1,124,627	$106,913	$0	$12,226	$55,790	$1,299,556

Year over Year Component Changes

	September 30,[1] 2006	Net subscriptions (redemptions)	Acquisitions/ Reclassifications [2,3]	FX 4	Market appreciation (depreciation)	September 30, 2007
Fixed income	$443,594	$31,601	$13,940	$5,119	$15,496	$509,750
Cash management	229,416	59,184	(1,260)	508	2,900	290,748
Equity and balanced	358,145	21,968	(2,028)	12,701	63,376	454,162
Alternative investment products	43,861	11,281	(14,037)	646	3,145	44,896

Total	$1,075,016	$124,034	($3,385)	$18,974	$84,917	$1,299,556

[1]

September 30, 2006 AUM reflects a correction to the classification of MLIM acquired assets. Approximately $7.9 billion was reclassified from fixed income to cash management, relative to the AUM as reported in BlackRock’s third quarter 2006 earning’s release.

[2]	Data reflects the reclassification of $14.0 billion of fixed income oriented absolute return and structured product alternatives to fixed income.

[3]	Reflects corrections to AUM records as of closing of the MLIM acquisition.

[4]	FX reflects the impact of converting non-dollar denominated AUM into USD for reporting.

NOTE: Certain prior period information has been reclassified to conform to current period presentation.